UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2020

Revolution Medicines, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39219	47-2029180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

700 Saginaw Drive

Redwood City, California 94063

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 481-6801

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RVMD	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

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Item 1.01 Entry into a Material Definitive Agreement.

Effective as of April 17, 2020, Revolution Medicines, Inc. (the “Company”) entered into a Second Amendment to Lease (the “Second Amendment”) with HCP LS Redwood City, LLC (the “Landlord”), which amends that certain lease dated January 15, 2015 with the Landlord, as amended (the “Lease”), to lease an additional 19,483 square feet (the “300 Building”) of office, laboratory and research and development space located at 300 Saginaw Drive, Redwood City, California (together with the premises previously leased under the Lease, the “Premises”) for the expansion of the Company’s principal executive offices.

Under the Second Amendment, the lease of the portion of the Premises located at the 300 Building commences on December 15, 2020, and the lease for the Premises (including the portion of the Premises located at 700 Saginaw Drive, Redwood City, California (the “700 Building”)) continues until December 31, 2030, unless terminated earlier (the “Lease Term”). The Company has an option to extend the Lease Term for an additional ten years (the “Option Term”) after December 31, 2030 upon written notice to the Landlord.

The annual base rent for the lease of the portion of the Premises located at the 300 Building is approximately $1.2 million until December 31, 2021, when the annual base rent will increase by approximately 3.5% in each subsequent year of the Lease Term. The annual base rent for the lease of the 700 Building remains unchanged through April 30, 2023, and annual base rent for the lease of the 700 Building is approximately $2.8 million for the 12 month period ending April 30, 2024, after which the annual base rent increases by approximately 3.5% in each subsequent year of the Lease Term. The Second Amendment also provides for six months of rent abatement of the monthly base rent for the 300 Building from January 1, 2021 through June 30, 2021. Under the Second Amendment, the Lease continues to provide for annual base rent during the Option Term, if any, to be calculated based on a fair market rental rate as determined in the Lease.

The foregoing description of the material terms of the Second Amendment does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the Second Amendment which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure included in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 8.01 Other Events.

Effective as of April 17, 2020, the Company assumed a lease for the 300 Building with a lease term expiring on December 14, 2020 and a monthly rent of $62,495.62.  In addition, in connection with entering into the Second Amendment to the Lease, the Company entered into a Sublease effective as of April 17, 2020 to sublease approximately 50% of the 300 Building with an initial term expiring on December 14, 2020.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVOLUTION MEDICINES, INC.

Date: April 21, 2020	By:	/s/ Mark A. Goldsmith
Mark A. Goldsmith, M.D., Ph.D.
President and Chief Executive Officer